MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB1-A of Eagle Aero Holdings, Corp, of our report dated May 2, 2006 on our audit of the financial statements of Eagle Aero Holdings, Corp as of December 31, 2004 and 2005, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
October 10, 2006